UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Elite Pharmaceuticals, Inc.

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October 10, 2019

Dear Fellow Shareholders,

As a substantial shareholder and steward of our Company, I begin this letter with a sense of pride about Elite Pharmaceuticals. Having faced a number of hurdles and changes in the industry, we have been agile and able to make necessary adjustments needed to execute our business plan. Now, in 2019, we are truly beginning to see quantifiable results of this work through drug approvals and increases in revenues, which have us on a pathway for financial independence. Our primary focus is the development of products that are difficult to formulate or have barriers to entry supported by our R&D activities and subsequent FDA approvals. I expect the growth of generics to continue. Our development and license agreement with SunGen Pharma, LLC, has produced an approval for a generic immediate-release Adderall® which was launched earlier this year and has already made a significant impact on Elite’s business. Elite and SunGen have an extended-release CNS Stimulant which hopefully will be approved soon and is expected to bring the Company to profitability. Our focus on opioid and abuse-deterrent technology products has changed, short term, due to the opioid crisis and accompanying lawsuits. We have dramatically improved our marketing reach with giants like Lannett Company, Inc. and Glenmark Pharmaceuticals, Inc. as reflected in our recent sales. In just a few years, we have dramatically improved the Company’s infrastructure; developed, filed, and received several product approvals; created co-development projects; and added significant marketing partners for our products.

To continue to execute on our initiatives and grow our business, it is imperative that shareholders approve Proposal No. 2- an increase in our authorized shares of common stock. While we anticipate possible profitability from our extended-release CNS Stimulant with SunGen if and when this product is approved, Elite still needs to raise funds and a primary and necessary fund-raising tool is the sale of our securities. At present, we have very few shares available.

Working capital is needed for current projects for expensive API, raw material and operating expenses long before reimbursement from our distributors. Also, Elite must pay annual generic drug FDA fees (GDUFA fees) as the government now charges pharmaceutical companies increased yearly facility registration and program fees which cost Elite nearly $1 million, in addition to any new product (ANDA) filing fees.

We also need funding for future projects: for research and development, materials and expensive clinical trials which must be paid for today to create approved future products. These future products should add value to our stock and benefit our shareholders. Even though Elite is approaching profitability, we still cannot afford the above initiatives today.

We also are asking for an increase in authorized shares to allow the conversion of outstanding Series J preferred stock into common stock. Failure to convert these shares will eventually result in a 20% interest penalty.

If this proposal is not adopted, management believes we will be severely limited in our ability to raise capital to grow or even sustain our business. We are beginning to see the results from all the seeds that have been planted over the last few years and need the ability to continue to execute on our plans. It is critical that you vote YES on Proposal No. 2.

Please remember that as a shareholder, your vote is extremely important to the Company, no matter how many shares you own. For certain very important resolutions, failure to vote or specifically direct your broker to vote would be considered the same as a “NO” vote. Please take a few moments to vote whether or not you plan to attend the Annual Meeting. You can vote by completing, signing, dating and promptly returning the enclosed proxy card. Alternatively, you may vote through the Internet or by telephone as directed on your proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of the shares shown on all of your proxy cards.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali toll-free at 800-662-5200 or Dianne Will, Investor Relations for Elite Pharmaceuticals at 518-398-6222.

As the largest shareholder of Elite Pharmaceuticals, my interests could not be more aligned with yours. We are executing the plan we’ve laid out to create value for you, our shareholders. Thank you for your confidence and trust.

Nasrat Hakim
President and Chief Executive Officer

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

ELITE PHARMACEUTICALS, INC. 165 Ludlow Avenue Northvale, New Jersey 07647 (201) 750-2646

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held December 4, 2019

TO THE SHAREHOLDERS OF ELITE PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Elite Pharmaceuticals, Inc., a Nevada corporation (“we,” “us,” “our,” the “Company” or “Elite”) will be held at the Residence Inn by Marriott located at 206 Route 303, Orangeburg, New York 10962 on December 4, 2019, at 10:30 a.m., local time for the following purposes:

(1)	To elect four directors;

(2)	To amend our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 995,000,000 shares to 1,445,000,000 shares;

(3)	To ratify the appointment of Buchbinder Tunick & Company LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2020;

(4)	To approve, by non-binding vote, executive compensation; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

Our Board of Directors has fixed the close of business on October 7, 2019 as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. For certain very important resolutions, failure to vote would be considered the same as a “NO” vote. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. Most Shareholders have three options for submitting their vote: (i) via the Internet, (ii) by phone, or (iii) by mail. For further details, see “Revocability of Proxies, Voting and Solicitation,” below.

If you have Internet access, we encourage you to record your vote on the Internet. It helps reduce the environmental impact of our annual meetings, it is convenient, and it saves us significant postage and processing costs. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

By order of the Board of Directors
Date: October 10, 2019	By:
Nasrat Hakim President and Chief Executive Officer

This Notice of Annual Meeting and the attached Proxy Statement should be read in combination with the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and Quarterly Report on Form 10-Q for quarter ended June 30, 2019. Collectively, these documents contain all the information and disclosures required in connection with the 2019 Annual Meeting of Shareholders. Copies of all these materials can be found at:

https://elite.irpass.com/annual_shareholder_meeting

ELITE PHARMACEUTICALS, INC.
165 Ludlow Avenue
Northvale, New Jersey 07647

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the

2019 Annual Meeting of Shareholders to be held on December 4, 2019:

This Proxy Statement, the proxy card, our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and our Quarterly Report on Form 10-Q for quarter ended June 30, 2019 (together, the “Proxy Materials”) are available on the internet at: https://elite.irpass.com/annual_shareholder_meeting. Please note that, while our proxy materials are available at this website, no other information contained on our website is incorporated by reference in or considered to be a part of this Proxy Statement.

This Proxy Statement is being furnished to Shareholders in connection with the 2019 Annual Meeting of Shareholders of Elite to be held on December 4, 2019 at 10:30 a.m. local time, at the Residence Inn by Marriott located at 206 Route 303, Orangeburg, New York 10962, and any adjournment thereof (the “Annual Meeting”). This Proxy Materials are being mailed to Shareholders on or about October 15, 2019.

Execution and return of the enclosed proxy card is being solicited by and on behalf of the Board of Directors of the Company (the “Board of Directors”). The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees, both in person and by mail, telephone, facsimile and other methods of communication.

INFORMATION CONCERNING THE MEETING

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Elite for our Annual Meeting of Shareholders to be held on December 4, 2019, and any adjournments thereof. You are receiving the Proxy Materials because you own shares of Common Stock or shares of Series J Preferred Stock that entitle you to vote at the Annual Meeting. By use of the proxy, you can vote, whether or not you attend the Annual Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Company’s Board of Directors and committees, the compensation of directors and certain executive officers and other required information.

Purpose

The purpose of the Annual Meeting is:

(1)	To elect four directors (”Proposal No. 1”);

(2)	To amend our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 995,000,000 shares to 1,445,000,000 shares (”Proposal No. 2”);

(3)	To ratify the appointment of Buchbinder Tunick & Company LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2020 (”Proposal No. 3”); and

(4)	To approve, by non-binding vote, executive compensation (“Proposal No. 4”).

Record Date and Voting Rights

The holders of our Common Stock and our Series J Preferred Stock as of October 7, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on the Record Date to one vote on each of the matters to be voted upon at the Annual Meeting. Each share of Series J Preferred Stock entitles the holder of record thereof to the number of votes equal to the number of shares of Common Stock into which such share of Series J Preferred Stock is convertible (6,574,631 shares of Common Stock per whole share of Series J Preferred Stock), on each of the matters to be voted upon at the Annual Meeting. As of the Record Date, we had outstanding 832,942,060 shares of Common Stock (excluding 100,000 treasury shares), and 24.0344 shares of Series J Preferred Stock that were convertible into 158,017,321 shares of Common Stock.

Shareholders vote at the Annual Meeting by casting ballots (in person or by proxy) which will be tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

Quorum; Abstentions; Broker Non-Votes; Vote Required

A quorum must exist for the transaction of business at the Annual Meeting (other than a motion to adjourn the Annual Meeting). The presence at the Annual Meeting, in person, by remote communication or by proxy, of the holders of a majority of the shares of capital stock of Elite issued and outstanding and entitled to vote at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Assuming that a quorum is present, the four nominees in Proposal No. 1 receiving the highest number of votes cast by the holders of capital stock represented and voting at the meeting will be elected as our Directors and constitute the entire Board of our Directors. There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

Assuming that a quorum is present, approval of Proposal No. 2 will require the affirmative vote of the holders of a majority of the voting power of the shares of our capital stock outstanding as of the Record Date. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal.

Assuming that a quorum is present, approval of Proposals No. 3 and 4 will require the affirmative vote of a majority of the total votes cast in person or by proxy. Abstentions and broker “non-votes” with regard to any such proposal are not considered to have been voted on this proposal and therefore will not have any effect on the vote for such proposals.

Solicitation

Solicitation of proxies may be made by our directors, officers and regular employees by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by us. Upon request, we will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. We have hired the firm of Morrow Sodali to assist in the solicitation of proxies on behalf of the Board of Directors. Morrow Sodali has agreed to perform this service for a proposed fee of $7,500 plus reasonable out-of-pocket disbursements.

Voting of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted as specified in the proxy. If you do not specify in the proxy how your shares are to be voted, the shares will be voted as recommended by the Board of Directors: FOR all directors in Proposal No. 1 and FOR Proposals 2, 3 and 4.

Voting of shares held in Brokerage Accounts

If you hold your shares at a brokerage firm, you should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal No. 3 is the only routine matter to be voted on by the Shareholders on this year’s ballot. The rest of the Proposals are not considered routine matters. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If you hold your common shares in your broker’s name and wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the annual meeting in order to vote in person.

Revocation

You have the right to revoke your proxy at any time before it is voted by attending the Annual Meeting and voting in person or by filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date. Shareholders entitled to vote will not have any appraisal rights in connection with any of the proposals to be voted on at the Annual Meeting.

Questions on the Proposals or How to Vote

If you have any questions regarding any of the proposals or how to vote your shares, please contact Dianne Will, Investor Relations for Elite at 518-398-6222 (collect calls will be accepted) or via email at dianne@elitepharma.com.

Recommendations of the Board of Directors

This proxy solicitation is being made by the Company. The Board of Directors recommends a vote:

●	FOR - the four directors listed in the proxy to hold office until the 2020 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (Proposal No. 1);

●	FOR Proposal No. 2 - the amendment of our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 995,000,000 shares to 1,445,000,000 shares;

●	FOR Proposal No. 3 - the ratification of the appointment of Buchbinder Tunick & Company LLP as our registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2020; and

●	FOR Proposal No. 4 – the advisory (non-binding) vote approving executive compensation.

Should any nominee named in Proposal No. 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy will vote for such other person as the Board of Directors may recommend.

Other Business

As of the date of this Proxy Statement, we have no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, October 7, 2019 (except as otherwise indicated), regarding beneficial ownership of our Common Stock and our Series J Preferred Stock by (i) each person who is known by us to own beneficially more than 5% of each such class, (ii) each of our directors and nominees for director, (iii) each of our executive officers and (iv) all our directors and executive officers as a group. On the Record Date, we had 832,942,060 shares of Common Stock outstanding (exclusive of 100,000 treasury shares) and 24.0344 shares of Series J Preferred Stock outstanding. On any matter presented to the holders of our Common Stock for their action or consideration at any meeting of our Shareholders, each share of Common Stock entitles the holder to one vote and each share of Series J Preferred Stock entitles the holder to the number of votes equal to the number of shares of Common Stock into which such share of Series J Preferred Stock is convertible (6,574,631 per whole share).

As used in the table below and elsewhere in this Proxy Statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following October 7, 2019. Except as otherwise indicated, the Shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

	Amount and Nature of Beneficial Ownership				Percent (%) of Voting
Name and Address Of Beneficial Owner of Common Stock	Common Stock		Series J Preferred Stock		Securities Beneficially Owned (11)
Nasrat Hakim, President, Chief Executive Officer and Chairman of the Board of Directors*	22,445,864	(1)	24.0344	(2)	18.0%

Barry Dash, Director*	1,680,550	(3)			**	%

Jeffrey Whitnell, Director*	1,632,015	(4)			**	%

Eugene Pfeifer, Director*	233,414	(5)			**	%

Davis Caskey, Director*	494,431	(6)			**	%

Carter J. Ward, Chief Financial Officer *	4,518,727	(7)			**	%

Douglas Plassche, Executive Vice President *	3,818,270	(8)			**	%

Ashok Nigalaye, Former Director	50,265,539	(9)			5.1%

All Directors and Officers as a group	34,589,857	(10)	24.0344	(2)	19.22%

*	The address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647.

**	Less than 1%.

(1)	Includes 11,797,561 shares of Common Stock held and 10,648,303 shares of Common Stock due and owing to Mr. Hakim as of the Record Date for compensation earned pursuant to Mr. Hakim’s employment agreement with the Company. Excludes warrants to purchase 79,008,661 shares of Common Stock which are not currently exercisable.

(2)	Series J Preferred Stock has an aggregate of 158,017,321 voting rights.

(3)	Includes 1,416,011 shares of Common Stock held and 264,539 shares of Common Stock due and owing to Dr. Dash as of the Record Date for Directors fees accrued as of such date.

(4)	Includes 1,367,476 shares of Common Stock held and 264,539 shares of Common Stock due and owing to Mr. Whitnell as of the Record Date for Directors fees accrued as of such date.

(5)	Mr. Pfeifer passed away on June 10, 2018. Includes 233,414 shares still held in Mr. Pfeifer’s account with the Company’s transfer agent.

(6)	Includes 229,892 shares of Common Stock held and 264,539 shares of Common Stock due and owing to Mr. Caskey as of the Record Date for Directors fees accrued as of such date.

(7)	Includes 3,771,919 shares of Common Stock held and 396,808 shares of Common Stock due and owing to Mr. Ward as of the Record Date for salaries earned pursuant to Mr. Ward’s employment agreement with the Company, and vested options to purchase 350,000 shares of Common Stock.

(8)	Includes 487,596 shares of Common Stock held 330,674 shares of Common Stock due and owing to Mr. Plassche as of the Record Date for salaries earned pursuant to Mr. Plassche’s employment agreement with the Company, and vested options to purchase 3,000,000 shares of Common Stock.

(9)	Dr. Nigalaye resigned on June 5, 2015. Address is c/o Granulation Technology Inc. 12 Industrial Road, Fairfield, NJ 07004. Includes 50,265,539 shares of Common Stock held with the Company’s transfer agent in account(s) that is (are) beneficially owned by Dr. Nigalaye.

(10)	Relates only to current directors and officers. Includes 19,070,455 shares of Common Stock held 12,169,402 shares of Common Stock due and owing as of the Record Date for director’s fees and salaries accrued as of such date, and vested options to purchase 3,350,000 shares of Common Stock. Excludes warrants to purchase 79,008,661 shares of Common Stock which are not currently exercisable and 24.0344 Series J Preferred Convertible Shares.

(11)	The denominator includes 158,017,321 votes attributable to the outstanding Series J Preferred Stock. Accordingly, the percentage of Common Stock beneficially owned by each Owner listed in the table other than Mr. Hakim is slightly greater than the percentage listed in this column.

Changes in Control

The following information is provided with respect to any arrangements known to the Company the operation of which may at a subsequent date result in a change of control of the Company. As of the Record Date, Nasrat Hakim beneficially owns approximately 18% of our voting equity (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934). In the event that Proposal No. 2 is approved, Mr. Hakim’s beneficial ownership will increase.

PROPOSAL NO. 1

ELECTION OF FOUR DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Section 3.03 of our amended and restated bylaws our Board of Directors is now classified into three separate classes of directors, as nearly equal in number as possible, with each respective class to serve a three-year term and until their successors are duly elected and qualified (the “Board Classification”). We have not held an annual meeting since 2014 and, as a result, at the Annual Meeting (A) one Class I director will be elected to a one-year term expiring at the 2020 annual meeting and until his successor is elected and qualified, (B) one Class II director will be elected to a two-year term expiring at the 2021 annual meeting and until his successor is elected and qualified and (C) two Class III directors will be elected to a three-year term expiring at the 2022 annual meeting and until their respective successors are elected and qualified.

Nominations for Director

At the Annual Meeting, four directors are to be elected.

Our Board has nominated for election the following four current members of the Board of Directors, each to serve in the respective Class indicated for a term to expire at the annual meeting to be held in the respective year indicated, and until his or her respective successor is elected and qualified:

Class I (term expiring 2020):	Barry Dash, Ph.D
Class II (term expiring 2021):	Davis Caskey
Class III (term expiring 2023):	Nasrat Hakim and Jeffrey Whitnell

Vote Required

Directors will be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting, entitled to vote at the Annual Meeting and voting on the election of directors.

Information with Respect to Nominees. The table below sets forth the name and current age of each nominee, and the period during which he has served on our Board of Directors.

Name	Age	Director Since
Nasrat Hakim (1)	59	August 2013
Jeffrey Whitnell	63	October 2009
Barry Dash, Ph. D.	88	April 2005
Davis Caskey	72	April 2016

(1)	Mr. Hakim also serves as our Chief Executive Officer and President since August 1, 2018.

We believe our Board Members represent a desirable diversity of background, skills, education and experiences, and they all share the personal attributes of dedication to be effective directors. In recommending Board candidates, our Nominating Committee considers a candidate's: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of our business; and (3) diversity in educational and professional background. The Nominating Committee also gives consideration to a candidate's judgment, competence, dedication and anticipated participation in Board activities along with experience, geographic location and special talents or personal attributes. The following are qualifications, experience and skills for Board members which are important to Elite’s business and its future:

Leadership Experience: We seek directors who have demonstrated strong leadership qualities. Such leaders bring diverse perspectives and broad business insight to our Company. The relevant leadership experience that we seek includes a past or current leadership role in a large or entrepreneurial company, a senior faculty position at a prominent educational institution or a past elected or appointed senior government position.

Industry Experience: The Committee seeks directors who have relevant industry experience, both with respect to oral controlled release products primarily in the therapeutic areas of pain management, allergy, cardiovascular and infection, as well as with the economic and competitive dynamics of pharmaceutical markets, including those in which the Company’s drugs will be prescribed.

Scientific, Academic or Regulatory Experience: Given the highly technical and specialized nature of pharmaceuticals, we desire that certain of our directors have advanced degrees, as well as drug development experience. Since we are subject to substantial regulatory oversight by the FDA and other agencies, we also desire directors who have legal or regulatory experience.

Finance Experience: We believe that our directors should possess an understanding of finance and related reporting processes, particularly given the complex budgets and long timelines associated with drug development programs.

The principal occupations and employment of each Director nominee during the past five years and the Board’s basis for believing that each nominee is qualified is set forth below. In each instance in which dates are not provided in connection with a nominee’s business experience, such nominee has held the position indicated for at least the past five years.

Biographical Information – Director Nominees

Nasrat Hakim

Nasrat Hakim has served as a Director, President, and Chief Executive officer since August 2013. He has been a member of the Audit Committee, member and chairman of the nominating Committee and member of the Compensation Committee since September 2016. Mr. Hakim has more than 30 years of pharmaceutical and medical industry experience in Quality Assurance, Analytical Research and Development, Technical Services, and Regulatory Compliance. He brings with him proven management experience, in-depth knowledge of manufacturing systems, development knowledge in immediate and extended release formulations and extensive regulatory experience of GMP and FDA regulations. From 2004 to 2013, Mr. Hakim was employed by Actavis, Watson and Alpharma in various senior management positions. Most recently, Mr. Hakim served as International Vice President of Quality Assurance at Actavis, overseeing 25 sites with more than 3,000 employees under his leadership. Mr. Hakim also served as Corporate Vice President of Technical Services, Quality and Regulatory Compliance for Actavis U.S., Global Vice President, Quality, and Regulatory Compliance for Alpharma, as well as Executive Director of Quality Unit at TheraTech, overseeing manufacturing and research and development. In 2009, Mr. Hakim founded Mikah Pharma, LLC, a virtual, fully functional pharmaceutical company. Mr. Hakim holds a Bachelor in Chemistry/Bio-Chemistry and Masters of Science in Chemistry from California State University at Sacramento, Sacramento, CA; a Masters in Law with Graduate Certification in U.S. and International Taxation from St. Thomas University, School of Law, Miami, FL.; and a Graduate Certification in Regulatory Affairs (RAC) from California State University at San Diego, San Diego, CA. Mr. Hakim’s leadership experience (consisting of extensive experience in senior management positions, responsible for 25 global manufacturing/regulatory sites with more than 3,000 employees under his leadership), industry experience (comprising more than 30 years of pharmaceutical and medical industry experience served in various quality assurance, analytical research and development/technical services and compliance positions) and academic experience (including Bachelor degrees in Chemistry and Bio-Chemistry, Masters degrees in Chemistry and Law, with Graduate Certification in U.S. and International Taxation, and a Graduate Certification in Regulatory Affairs) led to the conclusion that he is qualified to serve as a director.

Barry Dash, Ph.D.

Dr. Barry Dash has served as a Director since April 2005, member of the Audit Committee since April 2005, member of the Nominating Committee since April 2005 and member and Chairman of the Compensation Committee since June 2007. Dr. Dash has been, since 1995, President and Managing Member of Dash Associates, L.L.C., an independent consultant to the pharmaceutical and health industries. From 1983 to 1996 he was employed by Whitehall-Robins Healthcare, a division of American Home Products Corporation (now known as Wyeth), initially as Vice President of Scientific Affairs, then as Senior Vice President of Scientific Affairs and then as Senior Vice President of Advanced Technologies, during which time he personally supervised six separate departments: Medical and Clinical Affairs, Regulatory Affairs, Technical Affairs, Research and Development, Analytical R&D and Quality Management/Q.C. Dr. Dash had been employed by the Whitehall Robins Healthcare from 1960 to 1976, during which time he served as Director of Product Development Research, Assistant Vice President of Product Development and Vice President of Scientific Affairs. Dr. Dash had been employed by J.B. Williams Company (Nabisco Brands, Inc.) from 1978 to 1982. From 1976 to 1978 he was Vice President and Director of Laboratories of the Consumer Products Division of American Can Company. Dr. Dash holds a Ph.D. from the University of Florida and M.S. and B.S. degrees from Columbia University where he was Assistant Professor at the College of Pharmaceutical Sciences from 1956 to 1960. He is a member of the American Pharmaceutical Association, the American Association for the Advancement of Science and the Society of Cosmetic Chemist, American Association of Pharmaceutical Scientists, Drug Information Association, American Foundation for Pharmaceutical Education, and Diplomate American Board of Forensic Examiners. He is the author of scientific publications and patents in the pharmaceutical field. Dr. Dash’s extensive education in pharmaceutical sciences and his experience in the development of scientific products, including his experience in regulatory affairs, led to the conclusion that he is qualified to serve as a director.

Jeffrey Whitnell

Jeffrey Whitnell has served as a Director since October 23, 2009, Chairman of the Audit Committee, member of the Compensation Committee since October 2009 and designated by the Board as an “audit committee financial expert” as defined under applicable rules under the Exchange Act. Since April 2015, Mr. Whitnell has provided financial advisory services, primarily to the healthcare industry, including LifeWatch Services, where he served as the Vice President, Finance & Controller. From June2010 to March 2015, Mr. Whitnell was the Chief Financial Officer for ReliefBand Medical Technologies, a medical device company. From June 2009 to June 2010, Mr. Whitnell provided financial advisory services to various healthcare companies, including ReliefBand Medical Technologies. From June 2004 to June 2009, Mr. Whitnell was Chief Financial Officer and Senior Vice President of Finance at Akorn, Inc. From June 2002 to June 2004, Mr. Whitnell was Vice President of Finance and Treasurer for Ovation Pharmaceuticals. From 1997 to 2001, Mr. Whitnell was Vice President of Finance and Treasurer for MediChem Research. Prior to 1997, Mr. Whitnell held various finance positions at Akzo Nobel and Motorola. Mr. Whitnell began his career as an auditor with Arthur Andersen & Co. He is a certified public accountant and holds an M.B.A. in Finance from the University of Chicago Booth School of Business and a B.S. in Accounting from the University of Illinois. Mr. Whitnell’s qualifications as an accounting and audit expert provide specific experience to serve as a director for the Company.

Davis Caskey

Davis Caskey has served as a Director since April 2016, and a member of the Audit Committee, the nominating Committee and the Compensation Committee since September 2016. He brings more than 40 years of pharmaceutical industry experience to this position. Mr. Caskey is currently President & CEO of Caskey LLC, which he formed in 2013 to serve as an umbrella to manage his pharmaceutical consulting and other business interests. From 1990 to 2013, Davis served as the operating officer of ECR Pharmaceuticals, of which he was a founding member. HiTech Pharmacal acquired the privately held ECR in 2009 and Mr. Caskey continued in his role until retiring in 2013. At ECR, Mr. Caskey was credited with the establishment of the company's sales and marketing structure, its product distribution format, and the development and management of the firm’s internal organization. His responsibilities included the oversight of drug development and regulatory filings, product acquisitions, and acquisition of other companies. A primary focus was to conceive and develop, with the assistance of key strategic partners, unique dosage forms and extended release formulations of products which enhance patient compliance and safety. Prior to ECR, Mr. Caskey was employed by A.H. Robins for 18 years in various field and home office management positions. His experience brings critical insight into the marketing and distribution of pharmaceutical products in a rapid and ever-changing competitive marketplace. Mr. Caskey attended the University of Texas (Austin) and Lamar University, and holds bachelor’s and master’s degrees. Mr. Caskey’s leadership roles in sales, distribution, and product development provide specific experience to serve as a director for the Company.

There are no family relationships between any of our directors and executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH

OF THE FOREGOING NOMINEES TO OUR BOARD OF DIRECTORS.

PROPOSAL NO. 2

approval of amendment to our Articles of Incorporation

to increase the number of shares of common stock the Company is authorized to issue from 995,000,000 shares to 1,445,000,000 shares

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

Our Articles of Incorporation currently authorizes us to issue up to 995,000,000 shares of Common Stock, $.001 par value, and 15,000 shares of Preferred Stock, $0.01 par value. Our Board of Directors has unanimously adopted, subject to Shareholder approval, an amendment to our Articles of Incorporation to increase the authorized number of shares of our Common Stock by 450,000,000 shares to 1,445,000,000 shares.  Under the amendment, Article IV, Section 4.1 of our Articles of Incorporation would read as follows:

“4.1. Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is One Billion Four Hundred Forty Five Million (1,445,000,000) shares, consisting of (a) One Billion Four Hundred Forty Four Million Nine Hundred Eighty Five Thousand (1,444,985,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) Fifteen Thousand, (15,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:”

The complete text of the proposed Amendment to the Articles of Incorporation is attached as Appendix A to this Proxy Statement.

Background

We may issue shares of capital stock to the extent such shares have been authorized under our Articles of Incorporation.

As of the Record Date, the total shares of Common Stock issued and outstanding and reserved for issuance upon the exercise of outstanding warrants, options, and the conversion of outstanding shares of preferred stock totaled 951,042,774 shares, including, without limitation:

●	832,942,060 shares of Common Stock;
●	107,129,292 shares of Common Stock reserved as per the Registration Statement on Form S-3 declared effective by the SEC on June 7, 2017.
●	5,635,002 shares reserved for issuance pursuant to options to purchase Common Stock;
●	2,336,420 shares reserved pursuant to the 2009 Equity Incentive Plan (the “2009 Plan”); and
●	3,000,000 shares reserved pursuant to the 2014 Equity Incentive Plan (the “2014 Plan”).

The foregoing excludes 158,017,321 shares issuable upon conversion of shares of our outstanding Series J of preferred stock and 79,008,661 shares issuable upon exercise of certain warrants, in both instances that first require the increase in authorized shares (proposal No. 2) to pass. The foregoing also excludes an aggregate of 18,145,002 shares issuable to officers and directors as of June 30, 2019 as part of their compensation arrangements.

As of the Record Date, the number of shares of Common Stock we are required to issue under the derivative securities described above exceeds the number of shares of Common Stock available for future issuances.

The terms of our 2014 Plan, our 2009 Plan, the certificates of designation for the Series J Preferred Stock, the instruments governing the rights of option and warrant holders and our Purchase Agreement with Lincoln Park Capital all provide that we will at all times reserve and keep available out of our authorized and unissued shares of Common Stock for the sole purpose of issuance under or upon the conversion or exercise of such securities not less than the aggregate number of shares of the Common Stock as shall from time to time be sufficient to effect the conversion or exercise of all such outstanding securities. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the issuance, conversion or exercise of such securities, we are required to take such corporate action as may be necessary to increase our authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using our best efforts to obtain the requisite shareholder approval of an amendment to our Articles of Incorporation. The proposal to increase the number of shares of Common Stock we are authorized to issue is in part intended to satisfy our obligations under these securities. In this regard, our outstanding shares of Series J Preferred Stock are convertible, subject to adjustment, into an aggregate of 158,017,321 shares of our Common Stock, and our outstanding Series J Warrants eventually are exercisable, subject to adjustment, into an aggregate of 79,008,661 shares of our Common Stock. At present, we do not have a sufficient number of shares of Common Stock available for conversion of the Series J Preferred Stock or exercise of the Series J Warrants. Proposal No. 2 would amend our Articles of Incorporation to increase our authorized shares of Common Stock to permit the conversion of all outstanding Series J Preferred Stock and exercise of all outstanding Series J Warrants.

Pursuant to the terms of the Series J Preferred Stock we are obligated to use our best efforts to obtain shareholder approval to increase the number of authorized shares to an amount that is sufficient to allow the issuance of Common Stock pursuant to conversion of the Series J Preferred Stock. If such shareholder approval is not obtained by April 28, 2021 (the “Dividend Commencement Date”) and our authorized shares of Common Stock are not sufficiently increased by such date, Nasrat Hakim, the holder of the Series J Preferred Stock, is entitled to an annual dividend equal to twenty percent of the stated value ($1,000 per share) of Series J Preferred Stock commencing on the Dividend Commencement Date. If shareholders do not approve Proposal No. 2, the dividends will start to accrue as of the Dividend Commencement Date and we will be required to use our best efforts to seek shareholder approval annually thereafter until it is obtained. The dividends are payable in cash, if such is legally available for the payment of these dividends, or payable by the issuance of additional shares of Series J Preferred Stock. Accordingly, in the event that dividends become payable on Series J Preferred Stock because we did not timely obtain shareholder approval, we will be required to use our cash resources to pay these dividends, if such cash is legally available for the payment of dividends, or will issue additional shares of Series J Preferred Stock, which are convertible into additional shares of Common Stock which, in turn, would require shareholder approval of a further increase in authorized shares. Both potential scenarios could result in the undue expenditure of our resources, or a difficulty in the ability to sell our Common Stock for an optimum trading price or at all, or both, in the event that dividends become due and owing on shares of Series J Preferred Stock.

In addition, our employment agreements with Nasrat Hakim, Carter J Ward and other employees provide that we make certain payments to them in Common Stock as part of their compensation.

In addition, we anticipate that we may issue additional shares in connection with one or more of the following:

●	financing transactions, such as private and/or public offerings of Common Stock or convertible securities to fund business and business expansion (In this regard, we anticipate needing funding for the development and filing of products until the time when currently filed ANDAs are approved and launched and revenues are sufficient to cover research and development costs);
●	strategic investments;
●	corporate transactions, such as stock splits or stock dividends;
●	Incentive and employee benefit plans; and
●	otherwise for corporate purposes that have not yet been identified.

No Other Current Plans for Issuance of Newly Authorized Shares

Except, as described above, we have no current plans to issue any of the shares that would be authorized should this Proposal No. 2 be approved by our Shareholders for the potential purposes discussed below.

Our Board of Directors believes that the lack of additional authorized shares of Common Stock available for issuance will restrict our flexibility to act in a timely manner in meeting future capital needs. In order to provide our Board of Directors with certainty and flexibility to meet such needs, the Board of Directors believes it is in the best interests of our Company at this time to increase the number of authorized shares of our Common Stock beyond that required to permit the conversion or exercise of outstanding derivative securities.

If this proposal is not adopted, management believes we will be severely limited in our ability to raise capital, enter transactions that could be advantageous to the Company or issue stock as required under outstanding derivative securities.  Further, if we are unsuccessful in gaining approval for this increase in our authorized shares, and other funding sources are not available to us, our ability to pursue development and commercialization activities may be limited or delayed.

If our Shareholders approve the amendment to our Articles of Incorporation to increase our authorized shares, we will have 257,016,244shares of Common Stock (exclusive of 18,145,002 shares owed to officers and directors) not reserved for any specific use and available for future issuances.

If this proposal is adopted, in addition to purposes discussed above, the additional authorized shares of Common Stock may be issued upon the approval of our Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the Shareholders, unless such approval is expressly required by applicable law, regulatory agencies, or any exchange or quotation service on which our Common Stock may then be listed. The ability of our Board of Directors to issue shares from the additional authorized shares will allow the Board, except under limited circumstances, to perform the functions for which they are currently empowered under our Articles of Incorporation and By-Laws in executing certain transactions, such as acquisitions, investments, or other transactions, pursuant to which such additional authorized shares could be issued without further Shareholder approval of the specific transaction.

Our Shareholders do not have preemptive rights with respect to future issuances of additional shares of Common Stock, which means that current Shareholders do not have a prior right to purchase any new issue of Common Stock of our Company in order to maintain their proportionate ownership interest.  As a result, the issuance of a significant amount of additional authorized Common Stock (other than as the result of a stock split or other pro rata distribution to Shareholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each company Shareholder who does not purchase additional shares to maintain his or her pro rata interest.  As additional shares are issued, the shares owned by our existing Shareholders will represent a smaller percentage ownership interest in our Company.  In addition, the issuance of additional shares of our Common Stock could result in a decrease in the trading price of our Common Stock, depending on the price at which such shares are issued.

Possible Anti-Takeover Effects of the Proposal

Our Board of Directors does not intend or view the proposed increase in the number of authorized shares of our Common Stock as an anti-takeover measure, but rather, as a means of providing greater flexibility to the Board of Directors as indicated above.  Nevertheless, the proposed increase in our authorized shares could enable the Board of Directors to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of our Company, even if the holders of our Common Stock deem such acquisition of control of our Company to be in their best interests.  The issuance of additional shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of our Company.  As of the date of this Proxy Statement, except as disclosed in the section titled “Changes in Control” of this proxy statement, our Board of Directors and our management are not aware of any attempt or plan to takeover or acquire our Company or our Common Stock, and the proposal to increase the authorized shares of our Common Stock was not prompted by any takeover or acquisition effort or threat.

As of the date hereof, we do have certain other measures that can be deemed to be anti-takeover measures. our current Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our shareholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further shareholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. The foregoing provisions remain unchanged in the Articles of Incorporation as anticipated to be amended pursuant to this Proposal No. 2. In addition, on November 15, 2013, we enacted a Shareholder Rights Plan. This Plan, if triggered could deter any potential acquirer from making a hostile bid to take over our company Also, our By-Laws provide for the classification of our Board of Directors into three classes.

Other than the amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock, our Board of Directors does not currently contemplate recommending the adoption of any other proposals or amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our Company.

Required Vote

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of Elite as of the Record Date is required to approve this Proposal No. 2. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal. It will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Nevada, which we intend to make promptly after the completion of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 995,000,000 SHARES TO 1,445,000,000 SHARES

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

The Board of Directors has appointed Buchbinder Tunick & Company LLP (“BT&C”) as independent registered public accountants of Elite for the fiscal year ending March 31, 2020, subject to ratification by the Shareholders. BT&C has served as our independent registered public accountant since January 2016.

Shareholder ratification of the appointment is not required by our Articles of Incorporation or By-Laws or otherwise. If our Shareholders fail to ratify the appointment, the Board of Directors will reconsider whether to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm if the Board of Directors determines that such a change would be in our best interests and the best interests of our Shareholders.

PRINCIPAL ACCOUNTING FEES AND SERVICES.

The Company’s independent registered public accounting firm is Buchbinder Tunick & Company LLP.

The following table presents fees, including reimbursements for expenses, for professional audit services rendered by BT&C, for the audits of our financial statements and interim reviews of our quarterly financial statements.

	Fiscal 2019	Fiscal 2018
Audit Fees	$122,000	$128,800
Audit-Related Fees	1,850	1,850
Tax Fees	7,000	7,000

Audit Fees

Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

Represents preparation of Federal, State and Local income tax returns.

The Audit Committee has determined that BT&C’s rendering of these audit-related services was compatible with maintaining auditor’s independence. The Board of Directors considered BT&C to be well qualified to serve as our independent public accountants. The Committee also pre-approved the charges for services performed in Fiscal 2019.

The Audit Committee pre-approves all audit related and tax services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

A representative of that firm may to be present at the Annual Meeting and will have an opportunity to make a statement to the Shareholders and will be available to respond to appropriate questions.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the total votes cast at the Annual Meeting, in person or by proxy, is required to adopt this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF

THE APPOINTMENT OF BUCHBINDER TUNICK & COMPANY LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2020

PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4

We are asking our Shareholders to provide advisory approval of the compensation of our Named Executive Officers, as we have described at length in the “Executive Compensation” section and in the “Board and Committee Matters and Corporate Governance Matters-Committees of the Board- Compensation Committee” section of this proxy statement. While this vote is advisory and not binding on our Company relating to the compensation of our Named Executive Officers that almost entirely are contractually committed with generally no opportunity to revisit these prior decisions, your vote will provide investor sentiment to our Compensation Committee regarding our executive compensation philosophy, policies and practices. As a result of the vote, the Committee will be able to consider this sentiment when determining future executive compensation.

Your vote is requested. We believe that the information we've provided within the “Summary” and “Our Executive Compensation Program” subsections of “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure Management's interests are aligned with our Shareholders' interests to support long-term value creation. Accordingly, the Board of Directors recommends that Shareholders approve the program by approving the following advisory resolution:

“RESOLVED, that the Shareholders of Elite Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Compensation of Named Executive Officers Table, as disclosed in the Elite Pharmaceuticals, Inc. Proxy Statement pursuant to the compensation disclosure rules of the SEC, including Item 402 of Regulation S-K.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"

APPROVAL, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION

AUDIT COMMITTEE REPORT

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

●	To appoint, evaluate, and as the Committee may deem appropriate, terminate and replace the Company’s independent registered public accountants;
●	To monitor the independence of the Company’s independent registered public accountants;
●	To determine the compensation of the Company’s independent registered public accountants;
●	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by the Company’s independent registered public accountants;
●	To review the Company’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;
●	To monitor the integrity of the Company’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems; and
●	To facilitate and maintain an open avenue of communication among the Board of Directors, Management and the Company’s independent registered public accountants.

In discharging its responsibilities in the fiscal year ended March 31, 2019 relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with the Company’s independent registered public accountants, Buchbinder Tunick & Company LLP (“BT&C”), the overall scope and process for its audit. The Committee regularly met with BT&C, with and without Management present, to discuss the results of its examinations, the consideration of our internal controls and the overall quality of the Company’s financial reporting.

The Committee also undertook all required discussions with BT&C during the fiscal year ended March 31, 2019 of such matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), rules of the SEC and other applicable regulations. The Committee received from BT&C the written and oral disclosures and the letter required by applicable requirements of the PCAOB regarding BT&C’s communications with the Audit Committee concerning independence and discussed with BT&C the independence of their firm.

The Committee has reviewed and discussed with Management the Company’s audited consolidated financial statements as of and for the fiscal year ended March 31, 2019, as well as the internal control requirements of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report for the year ended March 31, 2019.

This report is respectfully submitted by the current members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Barry Dash Jeffrey Whitnell, Chairman

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

* * * * * *

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This allows our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Board Independence

Our Common Stock is quoted on the OTC Bulletin Board which does not require that a majority of the Company’s directors be independent. Our Board of Directors has three members who are “independent” as defined in Section 803(2) of the NYSE American LLC Company Guide. The Board of Directors considers all relevant facts and circumstances in making its determination as to the independence of each member of the Board of Directors (including any relationships set forth in this Proxy Statement under the heading “Certain Related Person Transactions”). Our Board of Directors has affirmatively determined that none of the following Directors has a material relationship with us that would interfere with the exercise of his independent judgment (either directly or as a partner, Shareholder or officer of an organization that has a relationship with us): Dr. Barry Dash, Jeffrey Whitnell and Davis Caskey are therefore deemed independent.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may contact the Board of Directors or the non-management directors as a group at the following address:

Board of Directors or Outside Directors
Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647

All communications received at the above address will be relayed to the Board of Directors or the non-management directors, respectively. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Audit Committee using the above address.

Conduct Of The Meeting

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the annual meeting of Shareholders in an orderly manner. This authority includes establishing rules of conduct for Shareholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all Shareholders, the Chairman (or such person designated by our Board) also may exercise broad discretion in recognizing Shareholders who wish to speak, in determining the extent of discussion on each item of business and in managing disruptions or disorderly conduct.

Board Meetings

During the fiscal year ended March 31, 2019, our Board of Directors held five meetings. As all of the Directors are members of the Audit and Compensation Committees, technically, they held five meetings of these committees too. No incumbent director attended fewer than 75% of the meetings of the Board of Directors, or committees on which these directors served, during that year.

Director Attendance at Annual Meeting of Shareholders

We do not have any policy requiring directors to be present at our Annual Meeting of Shareholders. We anticipate a majority of our directors will be present at the Annual Meeting.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our Officers and Directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the SEC reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Based solely on a review of the copies of such Forms filed with the SEC, we found that all of our Officers and Directors had complied with all applicable Section 16(a) filing requirements on a timely basis with regard to transactions occurring in fiscal 2019

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee

The Audit Committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, the other matters set forth in its charter, as adopted by the Board of Directors, and such other matters as the Audit Committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us.

During Fiscal 2019, the members of the Audit Committee were Jeffrey Whitnell (Chairman), Dr. Barry Dash. Davis Caskey and Nasrat Hakim. We deem Messrs. Whitnell, Dash, and Caskey to be independent and Mr. Whitnell to be qualified as an audit committee financial expert. The Board of Directors has determined that Messrs. Whitnell, Dash and Caskey are independent directors as (i) defined in Rule 10A-3(b)(1)(ii) under the Exchange Act and (ii) under Sections 803A(2) and 803B(2)(a) of the NYSE American LLC Company Guide (although our securities are not listed on the NYSE American or any other national exchange). The Audit Committee held five meetings (in person or by unanimous consent) during the fiscal year ended March 31, 2019. Our Audit Committee operates under a written charter, a current copy of which is posted on our website at http://bit.ly/AuditCommCharter.

Nominating Committee

This committee does not have a charter. The Nominating Committee assists the Board of Directors in identifying and recommending qualified Board candidates. The Nominating Committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and our Shareholders. The Nominating Committee seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. The Nominating Committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board of Directors, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The Nominating Committee makes recommendations to the Board of Directors with respect to Director nominees, and the full Board of Directors determines the slate of nominees for each annual meeting.

During Fiscal 2019, the members of the Nominating Committee were Nasrat Hakim (Chairman), Dr. Barry Dash, Eugene Pfeifer and Davis Caskey. Please note that Mr. Pfeifer passed away on June 10, 2018. We have not yet nominated his replacement. The Nominating Committee held no meetings during the fiscal year ended March 31, 2019.

Compensation Committee

The Compensation Committee reviews our compensation practices and policies, reviews and approves corporate goals and objectives relevant to the chief executive officer and other executive officer compensation, evaluates chief executive officer and executive officer performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determines and approves chief executive officer and executive officer compensation based on this evaluation, reviews and approves the terms of the offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between the Company and its Chief Executive Officer and executive officers, annually reviews and approves perquisites for the chief executive officer and executive officers, considers and approves the report of the Compensation Committee for inclusion in the Company’s proxy statement, makes recommendations to the Board of Directors with respect to the Company’s employee benefit plans, administers incentive, deferred compensation and equity based plans, and has the other responsibilities as set forth in its charter, as adopted by the Board of Directors, and such other matters as the Compensation Committee deems appropriate. For more information on the compensation of directors and officers of the Company, see “Executive Compensation” below.

During Fiscal 2019, the members of the Compensation Committee were Dr. Barry Dash (Chairman), Jeffrey Whitnell, Eugene Pfeifer, Davis Caskey and Nasrat Hakim. As noted above, Mr. Pfeifer passed away on June 10, 2018 and we have not yet nominated his replacement. The Compensation Committee held five meetings (in person or by unanimous consent) during the fiscal year ended March 31, 2019. Our Compensation Committee operates under a written charter, a current copy of which is posted on our website at http://bit.ly/CompCharter.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, including our Principal Executive Officer and our Principal Financial and Accounting Officer. A copy of the Code is available on the Investor Relations portion of our website at http://bit.ly/ConductEthics. Any waivers of the Code for directors or executive officers must be approved by the Board Our Board of Directors and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

Other

The Company’s Articles of Incorporation provide for the indemnification of each of the Company’s directors to the fullest extent permitted under Nevada Revised Statues.

EXECUTIVE OFFICERS

Set forth below are the names and certain information about our current executive officers:

Name	Age	Position
Nasrat Hakim	59	President, Chief Executive Officer

Carter J. Ward	55	Chief Financial Officer, Secretary and Treasurer

Douglas Plassche	56	Executive Vice President of Operations

For biographical information on Mr. Hakim, please see “PROPOSAL No. 1: ELECTION OF FOUR DIRECTORS; Information with Respect to Nominees” above.

Carter J. Ward

Carter J. Ward has served as Chief Financial Officer, Secretary, and Treasurer of the Company since July 1, 2009. Prior to joining the Company, from July 2005 to April 2009, Mr. Ward filled multiple finance and supply chain leadership roles with the Actavis Group and its U.S. subsidiary, Amide Pharmaceuticals. From September 2004 to June 2005, Mr. Ward was a consultant, mainly engaged in improving internal controls and supporting Sarbanes Oxley compliance of Centennial Communications Inc., a NASDAQ listed wireless communications provider. From 1999 to September 2004, Mr. Ward was the Chief Financial Officer for Positive Healthcare/Ceejay Healthcare, a U.S.-Indian joint venture engaged in the manufacture and distribution of generic pharmaceuticals and nutraceuticals in India. Mr. Ward began his career as a certified public accountant in the audit department of KPMG and is a Certified Supply Chain Professional (“CSCP”). Mr. Ward holds a B.S. in Accounting from Long Island University, Brooklyn, NY, from where he graduated summa cum laude. Mr. Ward’s experience and expertise in the area of finance and supply chain, provides the qualifications, attributes, and skills to serve as an officer for the Company.

Douglas Plassche

Douglas Plassche has served as Executive Vice President of Operations since August 2013. Prior to joining the Company, from 2009 to 2013, Mr. Plassche served as the Managing Director of the New Jersey Solid Oral Dose Operations of Actavis, overseeing 450 employees and the production of more than 100 products. From 2007 to 2009, Mr. Plassche was the Senior Director of Manufacturing for PAR Pharmaceuticals, overseeing 200 employees and the production of more than 70 products. From 1990 – 2007, Mr. Plassche was employed by Schering-Plough, progressing steadily through multiple disciplines, locations, and technical operations sectors with increasing levels of responsibility. Mr. Plassche has a Bachelor’s Degree in Economics from Rochester University.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary

Our approach to executive compensation, one of the most important and complex aspects of corporate governance, is influenced by our belief in rewarding people for consistently strong execution and performance. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long-term success.

Compensation Linked to Attainment of Performance Goals

Our plan to obtain and retain highly skilled employees is to provide significant incentive compensation opportunities and market competitive salaries. The plan was intended to link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results. Furthermore, we believe that equity awards serve to align the interests of our executives with those of our stockholders. As such, equity is a key component of our compensation program.

Role of the Compensation Committee

The Company formed the Compensation Committee in June 2007. Since the formation of the Compensation Committee all elements of the executives’ compensation are determined by the Compensation Committee, which currently is comprised of three independent non-employee directors, and one director who is also the Company’s Chief Executive Officer. However, the Compensation Committee’s decisions concerning the compensation of the Company’s Chief Executive Officer are subject to ratification by the independent directors of the Board of Directors. The Committee operates pursuant to a charter. Under the Compensation Committee charter, the Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. The Compensation Committee did not engage any advisors.

Named Executive Officers

The named executive officers for the fiscal year ended March 31, 2019 were:

●	Nasrat Hakim, Chief Executive Officer, and President for the full year;

●	Carter J. Ward, Chief Financial Officer, Secretary, and Treasurer for the full year;

●	Douglas Plassche, Executive Vice President for the full year.

These individuals are referred to collectively as the “Named Executive Officers”.

We also had one key employee during the fiscal year ended March 31, 2019 - George Kenneth Smith.

Our Executive Compensation Program

Overview

The primary elements of our executive compensation program are base salary, incentive cash and stock bonus opportunities and equity incentives typically in the form of stock option grants or payment of a portion of annual salary as stock. Although we provide other types of compensation, these three elements are the principal means by which we provide the Named Executive Officers with compensation opportunities.

The annual bonus opportunity and equity compensation components of the executive compensation program reflect our belief that a portion of an executive’s compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of corporate performance goals. To the extent that performance goals are not achieved, executives will receive a lesser amount of total compensation.

Elements of our executive compensation program

Base Salary

We pay a base salary to certain of the Named Executive Officers, with such payments being made in either cash, Common Stock or a combination of cash and Common Stock. In general, base salaries for the Named Executive Officers are determined by evaluating the responsibilities of the executive’s position, the executive’s experience, and the competitive marketplace. Base salary adjustments are considered and take into account changes in the executive’s responsibilities, the executive’s performance, and changes in the competitive marketplace. We believe that the base salaries of the Named Executive Officers are appropriate within the context of the compensation elements provided to the executives and because they are at a level which remains competitive in the marketplace.

Bonuses

The Board of Directors may authorize us to give discretionary bonuses, payable in cash or shares of Common Stock, to the Named Executive Officers and other key employees. Such bonuses are designed to motivate the Named Executive Officers and other employees to achieve specified corporate, business unit and/or individual, strategic, operational, and other performance objectives.

Stock Options

Stock options constitute performance-based compensation because they have value to the recipient only if the price of our Common Stock increases. Stock options for each of the Named Executive Officers generally vest over time, obtainment of a corporate goal or a combination of the two.

The grant of stock options at Elite is designed to motivate our Named Executive Officers to achieve our short-term and long-term corporate goals.

Retirement and Deferred Compensation Benefits

We do not presently provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor do we provide the Named Executive Officers with retiree health benefits. We have adopted a deferred compensation plan under Section 401(k) of the Code. The plan provides for employees to defer compensation on a pretax basis subject to certain limits, however, Elite does not provide a matching contribution to its participants.

The retirement and deferred compensation benefits provided to the Named Executive Officers are not material factors considered in making other compensation determinations with respect to Named Executive Officers.

Post-Termination/Change of Control Compensation

We do not presently provide the Named Executive Officers with any plan or arrangement, other than those that may be contained in the employment contracts of Mr. Nasrat Hakim, Mr. Douglass Plassche, and Mr. George Kenneth Smith in connection with any termination, including, without limitation, through retirement, resignation, severance, or constructive termination (including a change in responsibilities) of such Named Executive Officer’s employment with the Company. For more detailed information, please see “Agreements with Named Executive Officers” below.

Perquisites

The perquisites provided to certain of the Named Executive Officers consist of car allowances and life insurance premiums. These perquisites represent a small fraction of the total compensation of each such Named Executive Officer. The Board of Directors believes that the perquisites provided are reasonable and appropriate.

Agreements with Named Executive Officers

Nasrat Hakim

Pursuant to his August 2013 employment agreement, and as amended on January 12, 2016 (the “Hakim Employment Agreement”), Mr. Hakim receives an annual salary of $500,000 per year. The Salary is paid in shares of the Company’s Common Stock pursuant to the Company’s current procedures for paying Company executives in Stock. He also is entitled to an annual bonus equal to up to 100% of his annual salary, payable in accordance with the Company’s payroll practices. The Board may also award discretionary bonuses in its sole discretion. Mr. Hakim is entitled to employee benefits (e.g., health, vacation, employee benefit plans and programs) consistent with other Company employees of his seniority and a car allowance and a housing allowance. The Hakim Employment Agreement contains confidentially, non-competition and other standard restrictive covenants.

Mr. Hakim’s employment is terminable by the Company for cause (as defined in the Hakim Employment Agreement). The Hakim Employment Agreement also may be terminated by the Company upon at least 30 days written notice due to disability (as defined in the Hakim Employment Agreement) or without cause. Mr. Hakim can terminate the Hakim Employment Agreement by resigning, provided he gives notice at least 60 days prior to the effective resignation date. If Mr. Hakim is terminated for cause or he resigns, he only is entitled to accrued and unpaid annual salary, accrued vacation time and any reasonable and necessary business expenses, all through the date of termination and payable in stock (“Basic Termination Benefits”). If Mr. Hakim is terminated because of disability or death, in addition to Basic Termination Benefits, He is entitled his pro rata annual bonus through the date of termination (payable in Stock). If the Company terminates Mr. Hakim without cause, in addition to Basic Termination Benefits, Mr. Hakim is entitled to his pro rata annual bonus through the date of termination and an amount equal to two years’ annual salary (all payable in Stock).

Upon a Change of Control (as defined in the Hakim Employment Agreement), Mr. Hakim is entitled to a payment in an amount equal to two year’s base annual salary in effect upon the Date of Termination, less applicable deductions, and withholdings, payable in Stock computed in the same manner as set forth as the Salary.

Carter J. Ward

On November 12, 2009, the Company entered into an employment agreement with Mr. Carter J. Ward (the “Ward Employment Agreement”). Pursuant to the terms of the Ward Employment Agreement, Mr. Ward continues as an at-will employee of the Company as its Chief Financial Officer. Mr. Ward receives a base salary of $150,000, with $125,000 of such amount being paid in accordance with the Company’s payroll practices and $25,000 of such amount being paid by the issuance of restricted shares of Common Stock, in lieu of cash. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $6,250 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

On February 2, 2013, the Board of Directors increased Mr. Ward’s base salary to $155,000 retroactive to January 1, 2013. This $5,000 increase to be paid by the issuance of restricted shares of Common Stock. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $7,500 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

On March 1, 2015, Mr. Ward’s compensation was adjusted to include a total compensation of $187,200, consisting of $157,200 being paid in accordance with the Company’s payroll practices and $30,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash.

On March 1, 2016, Mr. Ward’s compensation was adjusted to include a total compensation of $192,816, consisting of $162,816 being paid in accordance with the Company’s payroll practices and $30,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash.

Mr. Ward’s rate of compensation has not changed since March 1, 2016.

The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued being equal to the quotient of the quarterly amount due, divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Douglas Plassche

On July 20, 2013, the Company entered into an employment agreement with Mr. Douglas Plassche (the “Plassche Employment Agreement”). Pursuant to the Plassche Employment Agreement, Mr. Plassche serves as an at-will employee, in the position of Vice President of Operations. The Plassche Employment Agreement includes a total base compensation of $236,000, consisting of $211,000 being paid in accordance with the Company’s payroll practices and $25,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash. Mr. Plassche is also eligible for an annual bonus in cash and/or equity-based awards for up to an equivalent of 30% of base salary, with such annual bonus being granted based upon the achievement of agreed milestones and at the discretion of the Company and its Chief Executive Officer. In addition, pursuant to the Plassche Employment Agreement, he was granted options to purchase 3,000,000 shares of Common Stock, at a price of $ 0.07 per share, (the closing price of the Common Stock on the date of the Plassche Employment Agreement). The options were issued pursuant to the 2004 Employee Stock Option Plan and vest over a period of three years with the vesting period commencing one year from the date of issuance.

Mr. Plassche’s employment is terminable by either party. If the Company terminates Mr. Plassche without cause, Mr. Plassche is entitled to an amount equal to six months of base annual salary in effect upon the date of termination.

On March 1, 2015, Mr. Plassche’s compensation was adjusted to include a total base compensation of $249,800, consisting of $224,800 being paid in accordance with the Company’s payroll practices and $25,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash.

On March 1, 2016, Mr. Plassche’s compensation was adjusted to include a total base compensation of $253,552, consisting of $228,552 being paid in accordance with the Company’s payroll practices and $25,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash.

On June 21, 2019, Mr. Plassche’s compensation was adjusted to include a guaranteed annual bonus of $75,000. The Company also agreed to pay Mr. Plassche $30,000 in relocation expenses and a retention bonus of $253,552 if Mr. Plassche continues his employment with the Company through June 30, 2021.

The Common Stock component of Mr. Plassche’s compensation is to be computed on a quarterly basis, with the number of shares issued being equal to the quotient of the quarterly amount due, divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

George Kenneth Smith

On October 20, 2014, the Company entered into an employment agreement with Mr. George Kenneth Smith (the “Smith Employment Agreement”). Pursuant to the Smith Employment Agreement, Mr. Smith serves as an at-will employee, in the position of Vice President, Legal. The Smith Employment Agreement includes a total base compensation of $400,000, consisting of $150,000 being paid in accordance with the Company’s payroll practices and $250,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash. Mr. Smith is also eligible for an annual bonus and discretionary bonus, with such being at the discretion of the Company and its Chief Executive Officer. In addition, pursuant to the Smith Employment Agreement, Mr. Smith was granted options to purchase 1,500,000 shares of Common Stock, at a price of $ 0.29 per share, (the closing price of the Common Stock on the date of the Smith Employment Agreement). The options were issued pursuant to the 2009 Employee Stock Option Plan and vest over a period of three years with the vesting period commencing one year from the date of issuance.

Mr. Smith’s employment is terminable by either party. If the Company terminates Mr. Smith without cause, or if Mr. Smith is terminated upon a change of control event, as defined in the Smith Employment Agreement, Mr. Smith is entitled to an amount equal to one year of base annual salary in effect upon the date of termination.

On March 1, 2016, Mr. Smith’s compensation was adjusted to include a total base compensation of $412,000, consisting of $162,000 being paid in accordance with the Company’s payroll practices and $250,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash.

Mr. Smith’s rate of compensation has not changed since March 1, 2016.

The Common Stock component of Mr. Smith’s compensation is to be computed on a quarterly basis, with the number of shares issued being equal to the quotient of the quarterly amount due, divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Hedging Policy

We do not permit the Named Executive Officers to “hedge” ownership by engaging in short sales or trading in any options contracts involving securities.

Options Exercised and Stock Vested

No options have been exercised by our Named Executive Officers during the 2019 Fiscal Year.

There was no vesting during Fiscal 2019 of options to purchase Common Stock that were issued to Named Executive Officers in prior periods.

Pension Benefits

We do not provide pension benefits to the Named Executive Officers.

Nonqualified Deferred Compensation

We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Compensation of named executive officers:

Name and Principal Position	Fiscal Year		Salary (1) ($)		Bonus (1) ($)		Option Awards (1) ($)	All Other Compensation (1) ($)		Total ($)
Nasrat Hakim, President, Chief Executive Officer and Chairman of the Board of Directors
	2019	(1)	500,000	(2)	500,000	(3)	—	48,000	(4)	1,048,000
	2018	(1)	500,000	(2)	500,000	(3)	—	18,000	(4)	1,018,000

Carter J. Ward, Chief Financial Officer
	2019	(1)	192,816	(5)	-		—	—		192,816
	2018	(1)	192,816	(5)	25,000	(6)	—	—		217,816

Douglas Plassche, Executive Vice President
	2019	(1)	253,552	(7)	75,000	(8)	—	6,000	(9)	259,552
	2018	(1)	253,552	(7)	75,000	(8)	—	6,000	(9)	334,552

George Kenneth Smith, Vice President
	2019	(1)	412,000	(10)	—		—	—		412,000
	2018	(1)	412,000	(10)	—		—	—		412,000

(1)	Represents amounts paid or accrued for the fiscal years ended March 31, 2019 and 2018, respectively.

(2)	Represents total salaries paid or accrued to Mr. Hakim pursuant to the Hakim Employment Agreement, with such amounts to be paid via the issuance of Common Stock in lieu of cash.

No shares of Common Stock have been issued to Mr. Hakim in payment of salaries due for Fiscal 2019. A total of 5,473,559 shares of Common Stock are due and owing to Mr. Hakim in payment of salaries earned by Mr. Hakim during Fiscal 2019.

No Common Stock have been issued to Mr. Hakim in payment of salaries due for Fiscal 2018. A total of 4,329,135 shares of Common Stock are due and owing to Mr. Hakim in relation to salaries earned by Mr. Hakim during Fiscal 2018.

In aggregate, a total of $1,125,000 is accrued, due and owing to Mr. Hakim for salaries earned during Fiscal 2019, Fiscal 2018 and the twelve months ended March 31, 2017, but not paid. This amount is to be paid via the issuance of 10,648,303 shares of Common Stock, with the date of such issuance of shares of Common Stock being undetermined.

(3)	Represents bonuses paid or accrued to Mr. Hakim pursuant to the Hakim Employment Agreement. Bonus earned by Mr. Hakim during Fiscal 2019 was accrued and is owing to Mr. Hakim. Bonus earned by Mr. Hakim during Fiscal 2018 was accrued and is owing to Mr. Hakim. In aggregate, bonuses totaling $1,125,000 earned by Mr. Hakim during Fiscal 2019, Fiscal 2018 and the twelve months ended March 31, 2017 are accrued and owing. Pursuant to the Hakim Employment Agreement, these bonuses are to be paid in accordance with the Company’s payroll practices.

(4)	Represents amounts paid for auto and housing allowances in Fiscal 2019 and amounts paid for auto allowances only in Fiscal 2018

(5)	Represents salaries earned by Mr. Ward pursuant to the Ward Employment Agreement. Fiscal 2019 salaries consist of $162,816 being paid in accordance with the Company’s payroll practices and $30,000 being accrued, due and owing to be paid via the issuance of 328,414 shares of Common Stock. Fiscal 2018 salaries consist of $162,816 being paid in accordance with the Company’s payroll practices and $30,000 being paid via the issuance of 191,360 shares of Common Stock in lieu of cash with an additional 68,389 shares of Common Stock being owed. In aggregate, salaries totaling $37,500 are accrued, due and owing to Mr. Ward for salaries earned and not paid during Fiscal 2019 and Fiscal 2018, with such accrued amount to be paid via the issuance of 396,808 shares of Common Stock, with the date of such issuance of shares of Common Stock being undetermined.

(6)	Discretionary cash bonuses awarded by the Chief Executive Officer.

Bonus awarded during Fiscal 2018 was accrued as of March 31, 2018 and paid in April 2018 in accordance with the Company’s payroll practices.

(7)	Represents salaries earned by Mr. Plassche pursuant to the Plassche Employment Agreement. Fiscal 2019 salaries consist of $228,552 being paid in accordance with the Company’s payroll practices and $25,000 being accrued, due and owing and to be paid via the issuance of 276,678 shares of Common Stock. Fiscal 2018 salaries consist of $228,552 being paid in accordance with the Company’s payroll practices and $25,000 being paid via the issuance of 159,467 shares of Common Stock in lieu of cash, with an additional 56,991 shares of Common Stock being owed. In aggregate, salaries totaling $31,250 are accrued, due and owing to Mr. Plassche for salaries earned and not paid during Fiscal 2019 and Fiscal 2018, with such accrued amount to be paid via the issuance of 330,674 shares of Common Stock, with the date of such issuance of shares of Common Stock being undetermined.

(8)	Cash bonuses paid pursuant to the Plassche Employment Agreement. Bonus awarded during Fiscal 2018 was accrued as of March 31, 2018 and paid in April 2018 in accordance with the Company’s payroll practices. Bonus awarded during Fiscal 2019 was accrued as of March 31, 2019 and paid in May 2018 in accordance with the Company’s payroll practices.

(9)	Represents amounts paid for auto allowances.

(10)	Represents salaries earned by Mr. Smith pursuant to the Smith Employment Agreement. Fiscal 2019 salaries consist of $162,000 being paid in accordance with the Company’s payroll practices and $250,000 being accrued, due and owing and to be paid via the issuance of 2,736,780 shares of Common Stock. Fiscal 2018 salaries consist of $162,000 being paid in accordance with the Company’s payroll practices and $250,000 being paid via the issuance of 1,594,661 shares of Common Stock in lieu of cash with an additional 569,905 shares of Common stock being owed. In aggregate, salaries totaling $312,500 are accrued, due and owing to Mr. Smith for salaries earned and not paid during Fiscal 2019 and Fiscal 2018, with such accrued amount to be paid via the issuance of 3,306,685 shares of Common Stock, with the date of such issuance of shares of Common Stock being undetermined.

Outstanding Equity Awards at March 31, 2018

Name	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Options Exercise Price ($)	Option Expiration Date
Carter Ward	200,000	-	-	0.10	1/17/2020
Carter Ward	150,000	-	-	0.12	6/19/2022
Douglas Plassche	3,000,000	-	-	0.07	7/23/2023
George Kenneth Smith	1,500,000	-	-	0.29	10/20/2024

Director Compensation

The Company’s policy regarding director fees is as follows: (i) Directors who are employees or consultants of the Company (and/or any of its subsidiaries) receive no additional remuneration for serving as directors or members of committees of the Board; (ii) all Directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at the Board or committee meetings; (iii) Directors who are not employees or consultants of the Company (and/or any of its subsidiaries) receive a $30,000 annual retainer fee, with $20,000 of this amount being paid via the issuance of restricted Common Stock of the Company in lieu of cash, as described below, and the remaining $10,000 being paid in cash; (iv) The Chairman of the Board receives a $30,000 annual retainer fee paid via the issuance of restricted shares of Common Stock of the Company in lieu of cash, as described below; (v) Directors and the Chairman do not receive any additional compensation for attendance at or chairing of any meetings; and, (vi) Mr. Nasrat Hakim received no additional compensation, above the annual retainer fee due to the Chairman of the Board, for the period that he also served as Chief Executive Officer. The number of shares to be issued to each Director and the Chairman is equal to the quotient of the quarterly amount due to each Director and the Chairman, respectively, divided by the average daily closing price of the Company’s stock for the quarter just ended.

The following table sets forth information concerning director compensation for the year ended March 31, 2019:

Name	Fees Earned or Paid In Cash (1) ($)		Stock Awards (1) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Barry Dash	10,000	(2)	20,000	(3)	-	-	-	-	30,000
Jeffrey Whitnell	10,000	(2)	20,000	(3)	-	-	-	-	30,000
Eugene Pfeifer (4)	5,651	(5)	-		-	-	-	-	5,651
Davis Caskey	10,000	(2)	20,000	(3)	-	-	-	-	30,000

(1)	Please refer to the section below titled “Director Fee Compensation” for details on the Company’s director fee compensation policy.

(2)	Amounts represent Director fees earned during the fiscal year ended March 31, 2019 which are to be paid in cash. These fees were accrued and unpaid as of March 31, 2019, with a payment date being undetermined.

(3)	Director fees earned during the fiscal year ended March 31, 2019 which are to be paid via the issuance of an aggregate of 656,826 shares of Common Stock, with Dr. Dash, Mr. Whitnell and Mr. Caskey each receiving 218,942 shares of Common Stock. These shares were not issued as of March 31, 2019, and the amount due was accrued. Payment of this amount due via share issuance will be made at an undetermined date.

(4)	Mr. Pfeifer passed away on June 10, 2018.

(5)	Represents director fees earned by Mr. Pfeifer from April 1, 2018 through June 10, 2018. After Mr. Pfeifer’s passing, the Board directed that all directors fees due and owing to Mr. Pfeifer be paid to his estate in cash.

Members of the Board of Directors during the fiscal years ended March 31, 2019 and March 31, 2018 did not receive any options or equity compensation for serving as directors other than shares of Common Stock earned in lieu of cash in relation to Director fees due.

Other

The Company’s Articles of Incorporation provide for the indemnification of each of the Company’s directors to the fullest extent permitted under Nevada General Corporation Law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a Director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, our best interests and the best interests of our Shareholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on us or the related person in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

Certain Related Person Transactions

Transactions with Nasrat Hakim and Mikah Pharma LLC

Certain Related Person Transactions

Transactions with Nasrat Hakim and Mikah Pharma LLC

On August 1, 2013, Elite Labs executed an asset purchase agreement (the “Mikah Purchase Agreement”) with Mikah Pharma and acquired from Mikah a total of 13 ANDAs consisting of 12 ANDAs approved by the FDA and one ANDA under active review with the FDA, and all amendments thereto (the “Acquisition”) for aggregate consideration of $10,000,000, inclusive of imputed interest payable pursuant to a non-interest bearing, secured convertible note due in August 2016 (the “Mikah Note”). The Mikah Note was amended on February 7, 2014 to make it convertible into shares of the Company’s Series I Convertible Preferred Stock. Mikah is owned by Nasrat Hakim, the CEO, President and Chairman of the Board of the Company.

The Mikah Note, as amended, was interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Mikah Note was convertible at the option of Mikah into shares of Common Stock at a rate of $0.07 (approximately 14,286 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the asset purchase agreement and Note were executed and/or into shares of the Company’s Series I Convertible Preferred Stock (the “Series I Preferred Stock”) at the rate of 1 share of Series I Preferred Stock for each $100,000 of principal owed on the Mikah Note. The conversion rate was adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate. Pursuant to a security agreement, repayment of the Mikah Note was secured by the ANDAs acquired in the Acquisition.

On February 7, 2014, Mikah converted the principal amount of $10,000,000, representing the entire principal balance due under the Mikah Note, into 100 shares of the Company’s Series I Preferred Stock.

On August 16, 2016, Mikah converted all 100 shares of Series I Preferred Stock for 142,857,143 shares of Common Stock.

On August 27, 2010, Elite executed an asset purchase with Mikah (the “Naltrexone Agreement”). Pursuant to the Naltrexone Agreement, Elite acquired from Mikah the Abbreviated New Drug Application number 75-274 (Naltrexone Hydrochloride Tablets USP, 50 mg), and all amendments thereto (the “Naltrexone Hydrochloride ANDA”), that have to date been filed with the FDA seeking authorization and approval to manufacture, package, ship and sell the products described in the Naltrexone Hydrochloride ANDA within the United States and its territories (including Puerto Rico) for aggregate consideration of $200,000. In lieu of cash, Mikah agreed to accept from Elite product development services to be performed by Elite and entered into a Development and License Agreement dated August 27, 2010 between the Company and Mikah (the “Mikah Development Agreement”).

The manufacturing of Naltrexone 50mg was successfully transferred to the Company’s Northvale facility, and the first commercial shipment of this product was made in September 2013.

On January 28, 2015, the Mikah Development Agreement was terminated by mutual agreement of the parties thereto. Pursuant to the Mikah Development Agreement, Mikah made advance consideration payments to the Company totaling $200,000 in exchange for product development services to be provided at a future date. Subsequent to the execution of the Mikah Development Agreement, and before any development milestones were achieved, the sole owner of Mikah, Mr. Nasrat Hakim, became the President and Chief Executive Officer of the Company.

Any further development of the product related to the Mikah Development Agreement will belong to the Company, although there can be no assurances that such development will occur or be successful.

The Mikah Development Agreement required that the consideration paid in advance to the Company be refunded in the event of no milestones being achieved. Mr. Hakim, as owner of Mikah, has directed that the $200,000 refund due to Mikah not be paid currently, but rather be added to the amounts due under the Hakim Credit Line.

In October 2013, the Company entered into a bridge loan agreement (the “Hakim Loan Agreement”) with Mr. Hakim. Under the terms of the Hakim Loan Agreement, the Company has the right, at its sole discretion, to a line of credit (“Hakim Credit Line”) in the maximum principal amount of up to $1,000,000 at any one time. The purpose of the Hakim Credit Line was to support the acceleration of the Company’s product development activities. The outstanding amount was evidenced by a promissory note, which matured on March 31, 2016. On March 31, 2016, the entire unpaid principal balance plus accrued interest thereon was due and payable in full. Prior to maturity or the occurrence of an Event of Default as defined in the Hakim Loan Agreement, the Company could borrow, repay, and re-borrow under the Hakim Credit Line through maturity. Amounts borrowed under the Hakim Credit Line bore interest at the rate of 10% per annum.

At March 31, 2016, a principal balance of $718,309 along with accrued interest of $70,784 was due and owing. The principal balance was paid in full on May 23, 2016. The accrued interest due as of March 31, 2016, plus $9,134 in additional interest accrued from April 1, 2016 through May 23, 2016 was paid in full on May 24, 2016. There are no amounts due and owing under the Hakim Loan Agreement or the Hakim Line of Credit, and both have expired.

On April 28, 2017, Elite entered into an exchange agreement with Nasrat Hakim, pursuant to which the Company issued to Mr. Hakim 24.0344 shares of its newly designated Series J Convertible Preferred Stock (“Series J Preferred”) and Warrants to purchase an aggregate of 79,008,661 shares of Common Stock (the “Series J Warrants”) and, along with the Series J Preferred issued to Mr. Hakim, the “Securities”) in exchange for 158,017,321 shares of our common stock owned by Mr. Hakim.

The exchange was conducted pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act.

On December 3, 2018, Elite entered into a Development Agreement for products with Mikah Pharma. The agreement provides for the Company and Mikah to collaborate on the development and commercialization of generic products. Mikah will provide, at its sole cost and expense, including API costs and bioequivalence studies, an approvable generic bioequivalent formulation. The Company and Mikah will collaborate to transfer the formulation and methods to Elite’s facility and to file the product(s) with the FDA. Mikah shall pay Elite for services rendered on a cost-plus basis. Mikah shall own any ANDA produced by the collaboration. The Company and Mikah will negotiate in good faith a manufacturing and supply agreement to produce the products on a cost-plus basis. Either party may terminate the agreement with 30 days written notice. As of March 31, 2019, Mikah had prepaid for an API with the intent to develop a generic product, but had not yet received the API and no service work by the Company had been completed.

Series J Preferred

Each share of Series J Preferred has a stated value of $1,000,000 (the “Stated Value”). Commencing on the earlier of four years from the date of issuance of the Series J Preferred or the date that shareholder approval of an increase in the authorized shares of common stock is obtained (the “Shareholder Approval”) and the requisite corporate action has been effected, each share of Series J Preferred is convertible into shares of Company Common Stock at a rate calculated by dividing the Stated Value by $0.1521 (the “Conversion Price”) (prior to any adjustment, 6,574,622 shares of Common Stock per whole share of Series J Preferred). At present, there is not a sufficient number of authorized but unissued or unreserved shares of Common Stock to permit full conversion of the Securities (the “Authorized Share Deficiency”). Accordingly, the Series J Preferred will not be convertible to the extent that there are not a sufficient number of shares available for issuance upon conversion unless and until Shareholder Approval has been obtained and the requisite corporate action has been effected. Subject to certain exceptions, the Conversion Price is subject to adjustment for any issuances or deemed issuances of common stock or common stock equivalents at an effective price below the then Conversion Price. The Conversion price also is adjustable upon the happening of certain customary events such as stock dividends and splits, pro rata distributions and fundamental transactions.

Holders of Series J Preferred vote, along with the holders of Common Stock, on any matter presented to the shareholders. Each holder of Series J Preferred is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series J Preferred held by such holder are convertible regardless of whether an Authorized Share Deficiency Exists.

The Series J Preferred ranks senior to the Common Stock with respect to the payment of dividends. So long as any shares of Series J Preferred remain outstanding, the Company cannot declare, pay, or set aside any dividends on shares of any other of its capital stock, unless the holders receive, a dividend on each outstanding share of Series J Preferred in an amount equal to the dividend the holders would have been entitled to receive upon conversion, in full, of the shares of Series J Preferred regardless of whether an Authorized Share Deficiency Exists. In addition, solely during any period commencing four years after the issuance of the Series J Preferred, provided that the Authorized Share Deficiency still exists, until such time as the Authorized Share Deficiency no longer exists, holders of the Series J Preferred are entitled to receive dividends at the rate per share (as a percentage of the Stated Value per share) of 20% per annum, payable quarterly.

Upon liquidation, dissolution or winding up of the Company, holders of Series J Preferred are entitled to receive for each share of Series J Preferred Stock, pari passu and pro rata with the holders of Common Stock, out of the Company’s assets, an amount equal to the amount distributable with regard to the number of whole shares of Common Stock into which the shares of Series J Preferred held by the holders are convertible as of the date of the Liquidation regardless of whether an Authorized Share Deficiency exists.

Series J Warrants

The Series J Warrants are exercisable for a period of 10 years from the date of issuance, commencing on the earlier of (i) the date that Shareholder Approval is obtained, and the requisite corporate action has been effected; or (ii) April 28, 2020. The initial exercise price is $0.1521 per share and the Warrants can be exercised for cash or on a cashless basis. The exercise price is subject to adjustment for any issuances or deemed issuances of common stock or common stock equivalents at an effective price below the then exercise price. The Warrants provide for other standard adjustments upon the happening of certain customary events. The Warrants are not exercisable during any period when an Authorized Share Deficiency exists and will expire on the expiry date, without regards to the existence of an Authorized Shares Deficiency.

Trimipramine Acquisition

On May 16, 2017, we executed an asset purchase agreement with Mikah Pharma, and acquired from Mikah Pharma (the “Trimipramine Acquisition”) an FDA approved ANDA for Trimipramine for aggregate consideration of $1,200,000, payable pursuant to a senior secured note due on December 31, 2020 (the “Trimipramine Note”). Mikah Pharma is owned by Nasrat Hakim, the Chairman of the Board of Directors, President and Chief Executive Officer (CEO) of the Company.

The Trimipramine Note bears interest at the rate of 10% per annum, payable quarterly. All principal and unpaid interest is due and payable on December 31, 2020. Pursuant to a security agreement, repayment of the Trimipramine Note is secured by the ANDA acquired in the Acquisition.

Distribution Agreement with Dr. Reddy’s Laboratories, Inc.

On May 17, 2017, in conjunction with the Trimipramine Acquisition, the Company executed an assignment agreement with Mikah Pharma, pursuant to which the Company acquired all rights, interests, and obligations under a supply and distribution agreement (the “Reddy’s Trimipramine Distribution Agreement”) with Dr. Reddy’s Laboratories, Inc. (“Dr. Reddy’s”) originally entered into by Mikah Pharma on May 7, 2017 and relating to the supply, sale and distribution of generic Trimipramine Maleate Capsules 25mg, 50mg and 100mg.

On May 22, 2017, the Company executed an assignment agreement with Mikah Pharma, pursuant to which the Company acquired all rights, interests and obligations under a manufacturing and supply agreement with Epic originally entered into by Mikah on June 30, 2015 and relating to the manufacture and supply of Trimipramine (the “Trimipramine Manufacturing Agreement”).

Under the Trimipramine Manufacturing Agreement, Epic will manufacture Trimipramine under license from the Company pursuant to the FDA approved and currently marketed Abbreviated New Drug Application (“ANDA”) that was acquired in conjunction with the Company’s entry into these agreements.

Under the Reddy’s Trimipramine Distribution Agreement, the Company will supply Trimipramine on an exclusive basis to Dr. Reddy’s and Dr. Reddy’s will be responsible for all marketing and distribution of Trimipramine in the United States, its territories, possessions, and commonwealth. The Trimipramine will be manufactured by Epic and transferred to Dr. Reddy’s at cost, without markup.

Dr. Reddy’s will pay to the Company a share of the profits, calculated without any deduction for cost of sales and marketing, derived from the sale of Trimipramine. The Company’s share of these profits is in excess of 50%.

For information about our employment agreement with Mr. Hakim, please see “Executive Compensation-Agreements with Named Executive Officers” below.

Strategic Alliance Agreement/Transactions with Epic Pharma LLC and Epic Investments LLC

On March 18, 2009, the Company entered into the Epic Strategic Alliance Agreement with Epic Pharma, LLC and Epic Investments, LLC, a subsidiary controlled by Epic Pharma LLC. Ashok G. Nigalaye, Jeenarine Narine and Ram Potti, each were elected as members of our Board of Directors, effective June 24, 2009, as the three directors that Epic was entitled to designate for appointment to the Board pursuant to the terms of the Epic Strategic Alliance Agreement. Mr. Potti resigned from his position as Director of the Company on December 31, 2012, Dr. Nigalaye resigned as a Company Director on June 5, 2015 and Mr. Narine resigned from his position as Director of Company on April 7, 2016.

The Epic Strategic Alliance Agreement expired on June 4, 2012.

In May 2016, Humanwell Healthcare Group and PuraCap Pharmaceutical LLC announced that the companies have acquired 100% of the membership interests of Epic Pharma, LLC of Laurelton, NY.

The Epic Strategic Alliance included provisions entitling the Company to a Product Fee equal to 15% of profits derived from the sale of Oxy IR, as defined in the Epic Strategic Alliance Agreement. The Company is entitled to this product fee for 10 years from product launch.

Manufacturing and Licensing Agreement with Epic Pharma LLC

The Company entered into two agreements with Epic which may constitute agreements with a related party due to the management of Epic including a member on our Board of Directors at the time such agreements were executed.

On June 4, 2015, the Company executed an exclusive License Agreement (the “2015 SequestOx™ License Agreement”) with Epic, to market and sell in the U.S., SequestOx™, an immediate release oxycodone with sequestered naltrexone capsule, owned by us. Epic will have the exclusive right to market ELI-200 and its various dosage forms as listed in Schedule A of the Agreement. Epic is responsible for all regulatory and pharmacovigilance matters related to the products. Pursuant to the 2015 SequestOx™ License Agreement, Epic will pay the Company non-refundable payments totaling $15 million, with such amount representing the cost of an exclusive license to SequestOx™, the cost of developing the product, the filing of an new drug application (“NDA”) with the FDA and the receipt of the approval letter for the NDA from the FDA. As of the Record Date, the Company has received $7.5 million of the $15 million in non-refundable payments due pursuant to the 2015 SequestOx™ License Agreement. The remaining $7.5 million in non-refundable payments is due on the FDA’s approval of SequestOx™ for commercial sale in the United States. In addition, the Company will receive a license fee computed as a percentage (50%) of net sales of the products as defined in the 2015 SequestOx™ License Agreement and is entitled to multi-million-dollar minimum annual license fees the Company will manufacture the product for sale by Epic on a cost-plus basis and both parties agree to execute a separate Manufacturing and Supply Agreement. The term of the 2015 SequestOx™ License Agreement is five years and may be extended for an additional five years upon mutual agreement of the parties. Elite can terminate the 2015 SequestOx™ License Agreement on 90 days’ written notice in the event that Epic does not pay the Company certain minimum annual license fees over the initial five-year term of the 2015 SequestOx™ License Agreement. Either party may terminate this 2015 SequestOx™ License Agreement upon a material breach and failure to cure that breach by the other party within a specified period. While discussions are ongoing related to the extension of this agreement, they are directly correlated to the regulatory status of SequestOx™. As of the Record Date, the NDA filed for this product has not been approved by the FDA and, due to the prohibitive cost of repeated bio-equivalence studies requested by the FDA, the Company has paused development of this product and accordingly, there can be no assurances that the Company will earn and receive the additional $7.5 million or future license fees.

On October 2, 2013, the Company executed the Epic Pharma Manufacturing and License Agreement (the “Epic Manufacturing and License Agreement”). This agreement, which expired on October 2, 2018, granted Epic certain rights to manufacture, market and sell in the United States and Puerto Rico the twelve approved ANDAs acquired by the Company pursuant to the Mikah Purchase Agreement. Of the twelve approved ANDAs, Epic had an exclusive right to market six products as listed in Schedule A of the Epic Manufacturing and License Agreement, and a non-exclusive right to market six products as listed in Schedule D of the Epic Manufacturing and License Agreement. Pursuant to the Epic Manufacturing and License Agreement, the Company received a license fee and milestone payments. The license fee was computed as a percentage of the gross profit, as defined in the Epic Manufacturing and License Agreement, earned by Epic from the sale of the products. The manufacturing cost used for the calculation of the license fee was a predetermined amount per unit plus the cost of the active pharmaceutical ingredient and the sales cost for the calculation was predetermined based on net sales.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of the proxy materials is being delivered to multiple Stockholders sharing an address, unless the Company has received instructions from one or more of the Stockholders to continue to deliver multiple copies. The Company will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a Stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call the Company at (201) 750-2646 or send a written request to Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attention: Secretary. If you wish to receive a separate copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call the Company at the telephone number or write the Company at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling the Company at the telephone number or writing to the Company at the address listed above.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2020 MEETING

The Company does not currently provide a formal process for Shareholders to present proposals or for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of Shareholders.

You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the SEC and the requirements of our Amended and Restated Bylaws. We must receive proposals intended for inclusion in next year’s proxy statement and proxy card no later than June 20, 2020. Any such proposal when submitted must be in full compliance with applicable law, including Rule 14a-8 of the Exchange Act, and our Amended and Restated Bylaws.

Additionally, our Amended and Restated By-Laws permit shareholders to propose business to be considered and to nominate Directors for election by the shareholders at future annual meetings. To propose business or to nominate a Director for our 2020 Annual Meeting of Shareholders not for inclusion in next year’s proxy statement and proxy card, the shareholder must deliver notice between 120 and 90 days before the first anniversary of the prior year’s annual meeting setting forth the information required to be included in such notice under our Amended and Restated Bylaws. If no annual meeting of shareholders was held in the previous year, a proposal must deliver notice not later than the later of ten days after we have publicly disclosed the date of the meeting and 90 days prior to the date of the shareholder meeting. Any such proposal or nomination when submitted must be in full compliance with our Amended and Restated Bylaws.

Shareholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a Shareholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the Shareholder will not be permitted to present the proposal or the nomination to the Shareholders for a vote at the meeting.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person(s) named as proxy holder, or their nominee or substitute, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees for director are not available, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board of Directors.

Unless contrary instructions are indicated in a proxy, all shares of common stock and Series J preferred stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated, FOR Proposal No. 2, FOR Proposal No. 3 and FOR Proposal No. 4.

October 10, 2019	By Order of the Board of Directors
Carter Ward, Secretary

SHAREHOLDERS ARE URGED TO VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING
AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Elite Pharmaceuticals, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The beginning of Article IV, Section 4.1 is amended and, as amended, reads as follows:

“4.1. Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is One Billion Four Hundred Forty Five Million (1,445,000,000) shares, consisting of (a) One Billion Four Hundred Forty Four Million Nine Hundred Eighty Five Thousand (1,444,985,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) Fifteen Thousand, (15,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ___________

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Revised: 11-27-13

ANNUAL MEETING OF SHAREHOLDERS OF

ELITE PHARMACEUTICALS, INC.

December 4, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders
The 2019 Proxy Statement, the 2019 Annual Report of Stockholders and the Quarterly Report for the period ended June 30, 2019 are available at: https://elite.irpass.com/annual_shareholder_meeting

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430303000000000000 6

120419

THE BOARD OF DIRECTORS RECOMMENDS THE VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal No. 1 – Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ (01) Barry Dash, Ph.D., Class I
- ○ (02) Davis Caskey, Class II
- ○ (03) Nasrat Hakim, Class III
- ○ (04) Jeffrey Whitnell, Class III

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
Proposal No. 2. – The amendment of our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 995,000 000 shares to 1,445,0000 shares.	☐	☐	☐
Proposal No. 3. – Ratification of the appointment of the current firm Buchbinder Tunick & Company LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2020.	☐	☐	☐
Proposal No. 4. – Approval, by non-binding vote, of executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For certain very important resolutions, failure to vote would be considered the same as a "NO" vote. Please sign, date and mail your proxy card in the envelope provided as soon as possible.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ELITE PHARMACEUTICALS, INC.

ANNUAL MEETING OF SHAREHOLDERS

DECEMBER 4, 2019

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nasrat Hakim and Carter Ward, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.001 per share ("Common Stock"), and Series J Preferred Stock, par value $0.01 per share ("Series J Preferred Stock"), of Elite Pharmaceuticals, Inc., a Nevada corporation (the "Company"), all the shares of Common Stock and Series J Preferred Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at the Residence Inn by Marriott, 206 Route 303, Orangeburg, NY 10962, on December 4, 2019 at 10:30 a.m. EST, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD RECOMMENDS A VOTE “FOR” ALL DIRECTORS, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3 AND “FOR” PROPOSAL NO. 4. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF BARRY DASH, PH.D., DAVID CASKEY, NASRAT HAKIM AND JEFFREY WHITNELL AS DIRECTORS, FOR PROPOSAL NO. 2., FOR PROPOSAL NO. 3., FOR PROPOSAL NO. 4 AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

1.1 14475